Exhibit (g)(ii)

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

CUSTODIAN SERVICES AGREEMENT

Appendix A

Legg Mason Global Asset Management Trust

Legg Mason BW International Opportunities Bond Fund

Legg Mason Strategic Real Return Fund

Legg Mason BW Diversified Large Cap Value Fund

Legg Mason BW Absolute Return Opportunities Fund

Legg Mason BW Classic Large Cap Value Fund

Legg Mason BW Global High Yield Fund

Legg Mason BW Alternative Credit Fund

Miller Income Opportunity Trust

Dated as of February 28, 2014